Exhibit 99.1

Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Reports Third Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., December 6, 2017 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three and nine months ended October 31, 2017.

Financial Highlights

Below is selected unaudited financial information for the three and nine months ended October 31, 2017 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended October 31, 2017 - GAAP	Three Months Ended October 31, 2017 - Non-GAAP
Revenue: $280.7 million(1)	Revenue: $283.8 million(1)
Operating income: $17.8 million	Operating income: $55.8 million
Diluted net income per share: $0.04	Diluted net income per share: $0.66

Nine Months Ended October 31, 2017 - GAAP	Nine Months Ended October 31, 2017 - Non-GAAP
Revenue: $816.5 million(1)	Revenue: $827.7 million(1)
Operating income: $12.4 million	Operating income: $144.1 million
Net loss per share: $(0.38)	Diluted net income per share: $1.75

(1) Please refer to Table 6 for constant currency revenue information, and "Supplemental Information about Non-GAAP Financial Measures" at the end of this press release for more information.

CEO Commentary
“We are pleased with our strong third quarter and year-to-date results.  For Q3, we had sequential and year-over-year revenue growth in both of our segments and earnings increased faster than revenue driven by top line growth and expanding margins,” said Dan Bodner, Verint CEO and President.
Bodner continued, “In Customer Engagement, we are a market leader, offering one of the broadest portfolios of hybrid cloud solutions to simplify and modernize customer engagement.  We expect our ongoing innovation, including the recent introduction of new automation and artificial intelligence capabilities, will contribute to sustained long-term growth.”
“In Cyber Intelligence, we are a market leader in security and intelligence data mining software and we are pleased with our double digit year-over-year revenue growth for the third consecutive quarter this year. Our results reflect the demand for solutions that can address terrorism, crime, cyber-attacks, and other threats that remain pervasive around the world. We believe our broad portfolio, domain expertise and on-going innovation will contribute to sustained long-term growth,” Bodner concluded.

Financial Outlook

Verint's non-GAAP outlook for the year ending January 31, 2018 is as follows:

•	Segment Revenue Outlook:
•In our Customer Engagement segment, we expect around 5% revenue growth.
•In our Cyber Intelligence segment, we expect around 10% revenue growth.

•	Total Revenue and EPS outlook: Based on the above, we expect total revenue of $1.14 billion with a narrower range of +/- 1% and diluted earnings per share of $2.75 at the midpoint.

Verint's preliminary non-GAAP outlook for the year ending January 31, 2019 is as follows:

•	Segment Revenue Outlook:
•In our Customer Engagement segment, we expect around 5% revenue growth.
•In our Cyber Intelligence segment, we expect around 10% revenue growth.

•	Total Revenue and EPS outlook: Based on the above, we expect total revenue of $1.215 billion with a range of +/- 2% and diluted earnings per share of $3.00 at the midpoint.

Our non-GAAP outlook for the year ending January 31, 2018 excludes the following GAAP measures which we are able to quantify with reasonable certainty:

•	Amortization of intangible assets of approximately $71 million.

•	Amortization of discount on convertible notes of approximately $11 million.

Our non-GAAP outlook for the year ending January 31, 2018 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•	Revenue adjustments related to completed acquisitions are expected to be between approximately $12 million and $14 million for the year ending January 31, 2018.

•
Stock-based compensation is expected to be between approximately $65 million and $70 million for the year ending January 31, 2018, assuming market prices for our common stock approximately consistent with current levels.

Our preliminary non-GAAP outlook for the year ending January 31, 2019 excludes the following GAAP measures which we are able to quantify with reasonable certainty:

•	Amortization of intangible assets of approximately $47 million.

•	Amortization of discount on convertible notes of approximately $12 million.

Our preliminary non-GAAP outlook for the year ending January 31, 2019 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•	Revenue adjustments related to completed acquisitions are expected to be between approximately $4 million and $6 million for the year ending January 31, 2019.

•
Stock-based compensation is expected to be between approximately $60 million and $70 million for the year ending January 31, 2019, assuming market prices for our common stock approximately consistent with current levels.

Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three and nine months ended October 31, 2017 and 2016 for the GAAP measures excluded from our non-GAAP outlook appear in Table 3 to this press release.

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three and nine months ended October 31, 2017 and outlook. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 3286436. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2, 3, 6 and 7 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization, security intelligence, and fraud, risk and compliance. Today, over 10,000 organizations in more than 180 countries—including over 80 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes, evolving industry standards, and customer challenges, such as the proliferation and strengthening of encryption, and the transition of portions of the software market to the cloud, to adapt to changing market potential from area to area within our markets, and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently enhance our existing operations and execute on our growth strategy and profitability goals, including managing investments in our business and operations, managing our cloud transition and our revenue mix, and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, developmental, strategic, or other opportunities, and risk that such investments may not come to fruition or produce satisfactory returns; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and with security vulnerabilities or lapses, including information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, may contain defects or may be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for applicable projects and reputational risks associated with our security solutions; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate, including, among others, with respect to privacy, information security, trade compliance, anti-corruption, and regulations related to our security solutions; risks associated with our ability to retain and recruit qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; challenges associated with selling sophisticated solutions, including with respect to educating our customers on the benefits of our solutions or assisting them in realizing such benefits; challenges associated with pursuing larger sales opportunities, including with respect to longer sales cycles, transaction reductions, deferrals, or cancellations during the sales cycle, risk of customer concentration, our ability to accurately forecast when a sales opportunity will convert to an order, or to forecast revenue and expenses, and increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of CTI's former subsidiary, Comverse, Inc. (now known as Mavenir, Inc.), being unwilling or unable to provide us with certain indemnities to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, and personnel and our ability to successfully implement and maintain enhancements to the foregoing and adequate systems and internal controls for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing accounting principles or standards, tax rates, tax laws and regulations, and the continuing availability of expected tax benefits. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2017, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, CONTACT SOLUTIONS, OPINIONLAB, ADTECH, VERBA, CUSTOMER ENGAGEMENT SOLUTIONS, CYBER INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2017	2016	2017	2016
Revenue:
Product	$94,827	$88,004	$279,056	$254,172
Service and support	185,899	170,898	537,442	512,075
Total revenue	280,726	258,902	816,498	766,247
Cost of revenue:
Product	32,840	29,499	98,708	82,455
Service and support	69,383	64,007	205,928	195,892
Amortization of acquired technology	9,182	9,700	28,246	28,014
Total cost of revenue	111,405	103,206	332,882	306,361
Gross profit	169,321	155,696	483,616	459,886
Operating expenses:
Research and development, net	47,157	41,028	141,911	128,847
Selling, general and administrative	97,304	98,899	302,605	300,080
Amortization of other acquired intangible assets	7,048	10,244	26,727	32,976
Total operating expenses	151,509	150,171	471,243	461,903
Operating income (loss)	17,812	5,525	12,373	(2,017)
Other income (expense), net:
Interest income	654	229	1,793	695
Interest expense	(8,891)	(8,708)	(26,997)	(25,976)
Loss on early retirement of debt	—	—	(1,934)	—
Other (expense) income, net	(565)	(1,121)	2,529	(2,660)
Total other expense, net	(8,802)	(9,600)	(24,609)	(27,941)
Income (loss) before provision for income taxes	9,010	(4,075)	(12,236)	(29,958)
Provision for income taxes	5,944	3,359	9,504	4,747
Net income (loss)	3,066	(7,434)	(21,740)	(34,705)
Net income attributable to noncontrolling interests	577	803	1,984	2,693
Net income (loss) attributable to Verint Systems Inc.	$2,489	$(8,237)	$(23,724)	$(37,398)

Net income (loss) per common share attributable to Verint Systems Inc.:
Basic	$0.04	$(0.13)	$(0.38)	$(0.60)
Diluted	$0.04	$(0.13)	$(0.38)	$(0.60)

Weighted-average common shares outstanding:
Basic	63,759	62,895	63,152	62,602
Diluted	64,588	62,895	63,152	62,602

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2017	2016	2017	2016
GAAP Revenue By Segment:
Customer Engagement	$181,590	$172,757	$531,643	$519,010
Cyber Intelligence	99,136	86,145	284,855	247,237
GAAP Total Revenue	$280,726	$258,902	$816,498	$766,247

Revenue Adjustments Related to Acquisitions:
Customer Engagement	$2,916	$1,103	$11,065	$6,610
Cyber Intelligence	118	24	169	300
Total Revenue Adjustments Related to Acquisitions	$3,034	$1,127	$11,234	$6,910

Non-GAAP Revenue By Segment:
Customer Engagement	$184,506	$173,860	$542,708	$525,620
Cyber Intelligence	99,254	86,169	285,024	247,537
Non-GAAP Total Revenue	$283,760	$260,029	$827,732	$773,157

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2017	2016	2017	2016

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$169,321	$155,696	$483,616	$459,886
GAAP gross margin	60.3%	60.1%	59.2%	60.0%
Revenue adjustments related to acquisitions	3,034	1,127	11,234	6,910
Amortization of acquired technology	9,182	9,700	28,246	28,014
Stock-based compensation expenses	2,197	1,807	5,868	5,573
Acquisition expenses, net	23	—	91	2
Restructuring expenses	919	787	1,937	1,829
Non-GAAP gross profit	$184,676	$169,117	$530,992	$502,214
Non-GAAP gross margin	65.1%	65.0%	64.2%	65.0%

Table of Reconciliation from GAAP Operating Income (Loss) to Non-GAAP Operating Income

GAAP operating income (loss)	$17,812	$5,525	$12,373	$(2,017)
As a percentage of GAAP revenue	6.3%	2.1%	1.5%	(0.3)%
Revenue adjustments related to acquisitions	3,034	1,127	11,234	6,910
Amortization of acquired technology	9,182	9,700	28,246	28,014
Amortization of other acquired intangible assets	7,048	10,244	26,727	32,976
Stock-based compensation expenses	15,966	13,954	50,453	45,682
Acquisition expenses, net	(4,063)	3,480	2,455	8,063
Restructuring expenses	6,309	4,955	11,557	12,220
Other adjustments	490	58	1,091	401
Non-GAAP operating income	$55,778	$49,043	$144,136	$132,249
As a percentage of non-GAAP revenue	19.7%	18.9%	17.4%	17.1%

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(8,802)	$(9,600)	$(24,609)	$(27,941)
Unrealized (gains) losses on derivatives, net	(890)	87	(1,877)	479
Amortization of convertible note discount	2,829	2,684	8,377	7,948
Loss on early retirement of debt	—	—	1,934	—
Acquisition expenses, net	(10)	(30)	710	56
Restructuring expenses	1	(144)	139	219
Impairment charges	—	—	—	2,400
Non-GAAP other expense, net(1)	$(6,872)	$(7,003)	$(15,326)	$(16,839)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$5,944	$3,359	$9,504	$4,747
GAAP effective income tax rate	66.0%	(82.4)%	(77.7)%	(15.8)%
Non-GAAP tax adjustments	(91)	665	5,082	5,895
Non-GAAP provision for income taxes	$5,853	$4,024	$14,586	$10,642
Non-GAAP effective income tax rate	12.0%	9.6%	11.3%	9.2%

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income (loss) attributable to Verint Systems Inc.	$2,489	$(8,237)	$(23,724)	$(37,398)
Revenue adjustments related to acquisitions	3,034	1,127	11,234	6,910
Amortization of acquired technology	9,182	9,700	28,246	28,014
Amortization of other acquired intangible assets	7,048	10,244	26,727	32,976
Stock-based compensation expenses	15,966	13,954	50,453	45,682
Unrealized (gains) losses on derivatives, net	(890)	87	(1,877)	479
Amortization of convertible note discount	2,829	2,684	8,377	7,948
Loss on early retirement of debt	—	—	1,934	—
Acquisition expenses, net	(4,073)	3,450	3,165	8,119
Restructuring expenses	6,310	4,811	11,696	12,439
Impairment charges	—	—	—	2,400
Other adjustments	490	58	1,091	401
Non-GAAP tax adjustments	91	(665)	(5,082)	(5,895)
Total GAAP net income (loss) adjustments	39,987	45,450	135,964	139,473
Non-GAAP net income attributable to Verint Systems Inc.	$42,476	$37,213	$112,240	$102,075

Table Comparing GAAP Diluted Net Income (Loss) Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	$0.04	$(0.13)	$(0.38)	$(0.60)
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.66	$0.59	$1.75	$1.62

GAAP weighted-average shares used in computing diluted net income (loss) per common share attributable to Verint Systems Inc.	64,588	62,895	63,152	62,602
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	—	355	912	385
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.	64,588	63,250	64,064	62,987

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Adjusted EBITDA

GAAP net income (loss) attributable to Verint Systems Inc.	$2,489	$(8,237)	$(23,724)	$(37,398)
As a percentage of GAAP revenue	0.9%	(3.2)%	(2.9)%	(4.9)%
Net income attributable to noncontrolling interest	577	803	1,984	2,693
Provision for income taxes	5,944	3,359	9,504	4,747
Other expense, net	8,802	9,600	24,609	27,941
Depreciation and amortization(2)	23,798	27,566	77,652	83,007
Revenue adjustments related to acquisitions	3,034	1,127	11,234	6,910
Stock-based compensation expenses	15,966	13,954	50,453	45,682
Acquisition expenses, net	(4,063)	3,480	2,455	8,063
Restructuring expenses	6,309	4,289	11,553	11,550
Other adjustments	490	58	1,091	401
Adjusted EBITDA	$63,346	$55,999	$166,811	$153,596
As a percentage of non-GAAP revenue	22.3%	21.5%	20.2%	19.9%

Table of Reconciliation from Gross Debt to Net Debt			October 31, 2017	January 31, 2017

Current maturities of long-term debt			$4,552	$4,611
Long-term debt			766,006	744,260
Unamortized debt discounts and issuance costs			53,681	60,571
Gross debt			824,239	809,442
Less:

Cash and cash equivalents	312,666	307,363
Restricted cash and bank time deposits	63,326	9,198
Short-term investments	6,411	3,184
Net debt, excluding long-term restricted cash	441,836	489,697
Long-term restricted cash	31,637	54,566
Net debt, including long-term restricted cash	$410,199	$435,131

 (1) For the three months ended October 31, 2017, non-GAAP other expense, net of $6.9 million was comprised of $5.4 million of interest and other expense, and $1.5 million of foreign exchange charges primarily related to balance sheet translations.

(2) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	October 31,	January 31,
(in thousands, except share and per share data)	2017	2017
Assets
Current Assets:
Cash and cash equivalents	$312,666	$307,363
Restricted cash and bank time deposits	63,326	9,198
Short-term investments	6,411	3,184
Accounts receivable, net of allowance for doubtful accounts of $2.2 million and $1.8 million, respectively	284,050	266,590
Inventories	19,522	17,537
Deferred cost of revenue	4,271	3,621
Prepaid expenses and other current assets	81,436	64,561
Total current assets	771,682	672,054
Property and equipment, net	85,248	77,551
Goodwill	1,304,971	1,264,818
Intangible assets, net	199,545	235,259
Capitalized software development costs, net	7,881	9,509
Long-term deferred cost of revenue	3,402	5,463
Other assets	70,224	98,130
Total assets	$2,442,953	$2,362,784

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$73,820	$62,049
Accrued expenses and other current liabilities	220,772	217,835
Deferred revenue	166,945	182,515
Total current liabilities	461,537	462,399
Long-term debt	766,006	744,260
Long-term deferred revenue	24,095	20,912
Other liabilities	117,948	120,173
Total liabilities	1,369,586	1,347,744
Commitments and Contingencies
Stockholders' Equity:
Preferred stock - $0.001 par value; authorized 2,207,000 shares at October 31, 2017 and January 31, 2017, respectively; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 65,442,000 and 64,073,000 shares; outstanding 63,781,000 and 62,419,000 shares at October 31, 2017 and January 31, 2017, respectively.	65	64
Additional paid-in capital	1,505,492	1,449,335
Treasury stock, at cost - 1,661,000 and 1,654,000 shares at October 31, 2017 and January 31, 2017, respectively.	(57,425)	(57,147)
Accumulated deficit	(255,409)	(230,816)
Accumulated other comprehensive loss	(132,363)	(154,856)
Total Verint Systems Inc. stockholders' equity	1,060,360	1,006,580
Noncontrolling interests	13,007	8,460
Total stockholders' equity	1,073,367	1,015,040
Total liabilities and stockholders' equity	$2,442,953	$2,362,784

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended October 31,
(in thousands)	2017	2016
Cash flows from operating activities:
Net loss	$(21,740)	$(34,705)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	79,879	85,411
Stock-based compensation, excluding cash-settled awards	50,397	45,547
Amortization of discount on convertible notes	8,377	7,948
Non-cash (gains) losses on derivative financial instruments, net	(292)	693
Loss on early retirement of debt	1,934	—
Other non-cash items, net	307	8,767
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(15,824)	3,708
Inventories	(2,232)	(2,823)
Deferred cost of revenue	1,503	1,349
Prepaid expenses and other assets	(12,947)	(6,066)
Accounts payable and accrued expenses	13,145	(21,305)
Deferred revenue	(14,129)	(21,749)
Other, net	7,796	4,914
Net cash provided by operating activities	96,174	71,689

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(28,071)	(72,269)
Purchases of property and equipment	(26,445)	(20,611)
Purchases of investments	(8,305)	(34,215)
Maturities and sales of investments	5,244	79,930
Cash paid for capitalized software development costs	(909)	(1,730)
Change in restricted cash and bank time deposits, including long-term portion, and other investing activities, net	(30,207)	(31,737)
Net cash used in investing activities	(88,693)	(80,632)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	424,469	—
Repayments of borrowings and other financing obligations	(410,536)	(1,987)
Payments of debt-related costs	(7,107)	(249)
Proceeds from exercises of stock options	—	1
Purchases of treasury stock	—	(35,896)
Dividends paid to noncontrolling interest	(716)	—
Payments of contingent consideration for business combinations (financing portion)	(7,210)	(3,231)
Other financing activities, net	(320)	(827)
Net cash used in financing activities	(1,420)	(42,189)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(758)	(5,144)
Net increase (decrease) in cash and cash equivalents	5,303	(56,276)
Cash and cash equivalents, beginning of period	307,363	352,105
Cash and cash equivalents, end of period	$312,666	$295,829

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue		Non-GAAP Revenue
(in thousands, except percentages)	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended

Total Revenue
Revenue for the three and nine months ended October 31, 2016	$258,902	$766,247	$260,029	$773,157
Revenue for the three and nine months ended October 31, 2017	$280,726	$816,498	$283,760	$827,732
Revenue for the three and nine months ended October 31, 2017 at constant currency(1)	$278,000	$818,000	$281,000	$829,000
Reported period-over-period revenue growth	8.4%	6.6%	9.1%	7.1%
% impact from change in foreign currency exchange rates	(1.0)%	0.2%	(1.0)%	0.1%
Constant currency period-over-period revenue growth	7.4%	6.8%	8.1%	7.2%

Customer Engagement
Revenue for the three and nine months ended October 31, 2016	$172,757	$519,010	$173,860	$525,620
Revenue for the three and nine months ended October 31, 2017	$181,590	$531,643	$184,506	$542,708
Revenue for the three and nine months ended October 31, 2017 at constant currency(1)	$180,000	$534,000	$183,000	$545,000
Reported period-over-period revenue growth	5.1%	2.4%	6.1%	3.3%
% impact from change in foreign currency exchange rates	(0.9)%	0.5%	(0.8)%	0.4%
Constant currency period-over-period revenue growth	4.2%	2.9%	5.3%	3.7%

Cyber Intelligence
Revenue for the three and nine months ended October 31, 2016	$86,145	$247,237	$86,169	$247,537
Revenue for the three and nine months ended October 31, 2017	$99,136	$284,855	$99,254	$285,024
Revenue for the three and nine months ended October 31, 2017 at constant currency(1)	$98,000	$284,000	$98,000	$284,000
Reported period-over-period revenue growth	15.1%	15.2%	15.2%	15.1%
% impact from change in foreign currency exchange rates	(1.3)%	(0.3)%	(1.5)%	(0.4)%
Constant currency period-over-period revenue growth	13.8%	14.9%	13.7%	14.7%

(1) Revenue for the three and nine months ended October 31, 2017 at constant currency is calculated by translating current-period foreign currency revenue into U.S. dollars using average foreign currency exchange rates for the three and nine months ended October 31, 2016 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Estimated Non-GAAP Fully Allocated Operating Margins
(Unaudited)

	Three Months Ended October 31,
	2017			2016
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated

Non-GAAP segment revenue	$184,506	$99,254	$283,760	$173,860	$86,169	$260,029

Segment contribution (1)	70,768	23,160	93,928	65,085	20,575	85,660
Estimated allocation of shared support expenses (2)	25,484	12,666	38,150	24,460	12,157	36,617
Estimated non-GAAP operating income	$45,284	$10,494	$55,778	$40,625	$8,418	$49,043

Estimated non-GAAP fully allocated operating margin	24.5%	10.6%	19.7%	23.4%	9.8%	18.9%

	Nine Months Ended October 31,
	2017			2016
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated

Non-GAAP segment revenue	$542,708	$285,024	$827,732	$525,620	$247,537	$773,157

Segment contribution (1)	195,756	62,402	258,158	188,800	55,506	244,306
Estimated allocation of shared support expenses (2)	76,167	37,855	114,022	74,854	37,203	112,057
Estimated non-GAAP operating income	$119,589	$24,547	$144,136	$113,946	$18,303	$132,249

Estimated non-GAAP fully allocated operating margin	22.0%	8.6%	17.4%	21.7%	7.4%	17.1%

(1) See footnote 14 to our Form 10-Q for the three and nine months ended October 31, 2017, when filed.

 (2) Represents our shared support expenses (as disclosed in footnote 14 to our Form 10-Q for the three and nine months ended October 31, 2017, when filed), allocated proportionally to our year ended January 31, 2017 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, constant currency measures and estimated non-GAAP fully allocated operating margins. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:

•
facilitating the comparison of our financial results and business trends between periods, including by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,

•	facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and

•	allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt.

Loss on early retirement of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt because we believe they are not reflective of our ongoing operations.

Acquisition Expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring Expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Impairment Charges and Other Adjustments. We exclude from our non-GAAP financial measures asset impairment charges other than those associated with restructuring or acquisition activity, rent expense for redundant facilities, and gains or losses on sales of property, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. We adjust our non-GAAP effective income tax rate to exclude current-year tax payments or refunds associated with prior-year income tax returns and related amendments which were significantly delayed as a result of our previous extended filing delay. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2018 is currently approximately 11%, and was 8.8% for the year ended January 31, 2017. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments related to acquisitions, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between competitors because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash and bank time deposits, and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.